UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2012

                                BOOKS-A-MILLION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

402 Industrial Lane
Birmingham, Alabama 35211
 (Address of principal executive offices, including zip code)

(205) 942-3737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On April 25, 2012, Books-A-Million, Inc. (the “Company”) issued a press release announcing the resignation of Brian W. White as the Chief Financial Officer and the appointment of R. Todd Noden as the Chief Financial Officer, with both events to occur effective April 25, 2012.

    Mr. Noden, age 49, has over 20 years of experience in finance and accounting.  Prior to joining Books-A-Million, Mr. Noden served as Chief Financial Officer of Dobbs Mills, LLC from September, 2011 to present and as Vice President, Accounting & Financial Analysis of Racetrac Petroleum, Inc. from 2006 to 2011.  Mr. Noden is a certified public accountant and holds a Master of Business Administration with a specialization in Finance from the University of Chicago Booth School of Business and a Bachelor of Science in Industrial Management from Purdue University.  In his new role, Mr. Noden will report to Terrance G. Finley, Chief Executive Officer and President of the Company.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.           Exhibit

99.1	Press Release dated April 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ Terrance G. Finley
Terrance G. Finley Chief Executive Officer and President

Dated: April 26, 2012